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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 20, 1997 (April 10, 1997 with respect to Note C [2]), which appears on page F-2 of the Annual Report on Form 10-KSB of U.S. Energy Systems, Inc. and subsidiaries for the year ended January 31, 1997 and to the reference to our firm under the caption "Experts" in the prospectus.

                                          /s/ Richard A. Eisner & Company, LLP

New York, New York
September 22, 1997